Exhibit 99.1
EDITORIAL CONTACT:

Michele Drake
+1 408 345 8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Board of Directors Approves Separation of Keysight, Declares Special Dividend Distribution of Keysight Stock

Agilent Also Announces Quarterly Cash Dividend of 13.2 Cents per Share

SANTA CLARA, Calif., Sept. 17, 2014 - Agilent Technologies Inc. (NYSE: A) announced today that its board of directors has approved the separation of its electronic measurement subsidiary, Keysight Technologies Inc., and declared a special dividend distribution of all outstanding shares of Keysight’s common stock to Agilent’s shareholders.

For every two shares of Agilent common stock held, Agilent shareholders will receive one share of Keysight common stock. No fractional shares of Keysight will be issued. Shareholders will receive cash in lieu of fractional shares. The special dividend distribution is expected to be paid on Nov. 1, 2014, to Agilent shareholders of record as of the close of business on Oct. 22, 2014.

The distribution of Keysight common stock will complete the formal separation of the electronic measurement business from Agilent. After the distribution, Keysight will be an independent, publicly traded company, and Agilent will retain no ownership interest. Agilent will focus on the life sciences, diagnostics and applied chemical markets after the company separation.

“Today’s announcement marks another important milestone toward the completion of our company separation,” said Agilent CEO Bill Sullivan. “As separate companies, Agilent and Keysight will have greater flexibility to focus on and pursue their own growth strategies and capital needs, while potentially providing shareholders with greater value over the longer term.”

Agilent expects that “regular way” trading for Keysight’s common stock will begin on the New York Stock Exchange on Nov. 3, 2014, and that “when issued” trading for both Keysight and Agilent will begin on Oct. 20, 2014. Keysight’s ticker symbol will be KEYS. Agilent will continue to trade on the NYSE under the ticker symbol A.

Agilent shareholders who sell their shares of Agilent common stock in the “regular way” market on or before the distribution date will also be selling their right to receive the distribution of shares of Keysight common stock. Shareholders are encouraged to consult with their financial advisors regarding the specific implications of selling Agilent common stock.

No action is required by Agilent shareholders in order to receive shares of Keysight common stock in the distribution. Agilent expects to mail the information statement to all shareholders entitled to receive the distribution of shares of Keysight common stock in October. The information statement is an exhibit to Keysight’s Registration Statement on Form 10 that describes Keysight, including the risks of owning Keysight common stock, and other details regarding the separation.

Distribution of the stock dividend is subject to the U.S. Securities and Exchange Commission (SEC) having declared effective Keysight’s Registration Statement on Form 10, as amended, which Keysight has filed with the SEC and is available at http://investor.keysight.com/. The special dividend distribution is subject to the conditions set forth in the Separation and Distribution Agreement between Agilent and Keysight, filed as an exhibit to Keysight’s Registration Statement on Form 10.

Agilent shareholders are not expected to recognize gain or loss, for U.S. federal income tax purposes, as a result of the special dividend distribution, except with respect to cash received in lieu of fractional shares. Agilent shareholders should consult their own tax advisors regarding the particular consequences to them of the distribution.

Investor presentations for Agilent and Keysight will be available on the Agilent Investor Relations website at www.investor.agilent.com on or before Oct. 20, 2014.

Keysight is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovation in wireless, modular, and software solutions. Keysight provides electronic measurement instruments and systems and related software, software design tools and services used in the design, development, manufacture, installation, deployment and operation of electronic equipment. Information about Keysight is available at www.keysight.com.

Cash Dividend Announcement

Agilent also announced today that a quarterly dividend of 13.2 cents per share of common stock will be paid on Oct. 22, 2014, to all shareholders of record as of the close of business on Sept. 30, 2014.

The timing and amounts of future dividends are subject to determination and approval by Agilent’s board.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a leader in chemical analysis, life sciences, diagnostics, electronics and communications. The company’s 20,600 employees serve customers in more than 100 countries. Agilent had revenues of $6.8 billion in fiscal 2013. Information about Agilent is available at www.agilent.com.

In September 2013, Agilent announced plans to separate into two publicly traded companies through a tax-free spinoff of its electronic measurement business. On Aug. 1, 2014, the company’s electronic measurement business began operating as Keysight Technologies, Inc., a wholly owned subsidiary. The separation is expected to be completed in early November 2014.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the separation of Agilent’s electronic measurement business and the expected financial results of the two companies after the separation. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces include those detailed in Agilent’s filings with the Securities and Exchange Commission, including our latest Form 10-K and Form 10-Q. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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